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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON DC 20549

                                   FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 AND 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): March 24, 1997

                 BRUSH CREEK MINING AND DEVELOPMENT CO., INC.
            (Exact name of registrant as specified in its charter)

     Nevada                        0-12761                   88-0180496
(State or other                    (Commission               (IRS Employer
jurisdiction of                    file number)              IdentificationNo.)
incorporation)

           970 East Main Street, Suite 200, Grass Valley, CA  95945
           (Address of principal executive officer)          (Zip Code)

Registrant's telephone number, including area code  916-477-5961

Item 5.  Other Events

Brush Creek Mining & Development Co., Inc. has signed an agreement with the plaintiffs in the Royal Bank of Scotland case to extend the time period for paying $629,000 to them due under the settlement agreement until May 15, 1997.

In consideration for that agreement, Brush Creek has agreed to pay the legal fees of the Royal Bank of Scotland group incurred in negotiating and drafting the agreement and an additional $50,000 to be added at Brush Creek's option to the final payment due in either June 1997 or December 1997.


                                  Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        BRUSH CREEK MINING AND
                                                         DEVELOPMENT CO., INC.

Dated: March 24, 1997                                   By: /s/ James S. Chapin
                                                        -----------------------

                                                                James S. Chapin
                                                        Chief Financial Officer